UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2005

WINDSORTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-07539 (Commission File Number)	13-2599131 (IRS Employer Identification Number)
70 Lake Drive, Hightstown, NJ 08520 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (609) 426-4666

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)
On September 7, 2005, Action by Unanimous Consent of Directors expanding the membership of the Board of Directors to seven (7) members and appointing John F. Cunningham as a Director. Text of the press release dated September 7, 2005, titled “John F. Cunningham Joins Board of Directors for WindsorTech, d/b/a QSGI” is furnished as Exhibit 99.1. Text of the “Action by Unanimous Consent of Directors” is furnished as Exhibit 99.2.

(b)	The following exhibits are being filed or furnished with this report:

Exhibit 99.1	a. Text of the press release dated September 7, 2005, titled “John F. Cunningham Joins Board of Directors for WindsorTech, d/b/a QSGI.”
Exhibit 99.2
b. Text of the “Action by Unanimous Consent of Directors” dated September 7, 2005, expanding the membership of the
     Board of Directors to seven (7) members and appointing John F. Cunningham as a Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSORTECH, INC.

Date: September 8, 2005	By: /S/ Edward L. Cummings
Edward L. Cummings
Vice President, Treasurer and
Chief Financial Officer